QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on November 9, 2006.

Registration No. 333-136931

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ANORMED INC.
(Exact name of Registrant as specified in its charter)

Canada	2834	98-0171581
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)

200 - 20353 64th Avenue
Langley, British Columbia
Canada V2Y 1N5
(604) 530-1057
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8600
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Paul M. Kinsella Ropes & Gray LLP One International Place Boston, Massachusetts 02110 (617) 951-7000	Peter Wirth Genzyme Corporation 500 Kendall Street Cambridge, MA 02142 Telephone: (617) 252-7500

Approximate date of commencement of proposed sale to the public:
Not Applicable

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check appropriate box below)
		1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
		2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
		3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
		4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.    ☒

DEREGISTRATION OF SECURITIES

        On August 28, 2006, AnorMED Inc. ("AnorMED") filed a registration statement on Form F-10, Registration No. 333-136931, as amended on September 11, 2006 (the "Registration Statement"), registering the sale by AnorMED from time to time of up to U.S. $100,000,000 in aggregate of common shares, no par value, of AnorMED ("AnorMED Shares"). On November 7, 2006, Dematal Corp., a wholly-owned subsidiary of Genzyme Corporation, completed a cash tender offer and related transaction pursuant to which it acquired all the outstanding AnorMED Shares.

        As AnorMED will cease to be a reporting issuer in connection with this transaction, AnorMED hereby deregisters any and all AnorMED Shares registered under this Registration Statement which have not been issued.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the date below.

ANORMED INC.
By:	/s/ JOANNE M. VASILY-CIOFFI Joanne M. Vasily-Cioffi Assistant Secretary

Dated: November 9, 2006

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on the date indicated below.

Name	Title	Date

/s/ HENRI A. TERMEER Henri A. Termeer	President (principal executive officer)	Nov. 9, 2006
/s/ MICHAEL S. WYZGA Michael S. Wyzga	Vice President, Treasurer & Director (principal financial and accounting officer)	Nov. 9, 2006
/s/ SANDFORD D. SMITH Sandford D. Smith	Director	Nov. 9, 2006
/s/ BRIAN LEWIS Brian Lewis	Director	Nov. 9, 2006
/s/ GEORGES GEMAYEL Georges Gemayel	Director	Nov. 9, 2006

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment to the registration statement on Form F-10, solely in the capacity of the duly authorized representative of AnorMED Inc. in the United States.

By:	/s/ JOANNE M. VASILY-CIOFFI Joanne M. Vasily-Cioffi Assistant Secretary

Dated: November 9, 2006

QuickLinks

DEREGISTRATION OF SECURITIES
SIGNATURES
AUTHORIZED REPRESENTATIVE